UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 12, 2013

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Adoption of Rule 10b5-1 Trading Plan

On November 12, 2013, Sohaib Abbasi, the chairman and chief executive officer of Informatica Corporation (“Informatica”) entered into a pre-arranged trading plan for the sale of shares of Informatica’s common stock in accordance with the plan’s specifications (the “10b5-1 Plan”). No sales will occur under the 10b5-1 Plan before January 13, 2014.  The 10b5-1 Plan provides for the same-day exercise and sale on Mr. Abbasi’s behalf of (i) options for 179,885 shares that expire on February 1, 2014, (ii) options for 1,339,104 shares that expire on July 19, 2014, and (iii) options for 400,000 shares that expire on February 1, 2015.  The 10b5-1 Plan was also established as part of Mr. Abbasi’s individual long-term strategies for financial planning, asset diversification and liquidity. Mr. Abbasi’s 10b5-1 Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as well as guidelines previously adopted by Informatica’s Board of Directors for individuals who elect to enter into 10b5-1 trading plans. Mr. Abbasi’s current 10b5-1 trading plan terminates in December 2013.

Mr. Abbasi also expects to exercise and hold options for approximately 210,000 shares (which also expire on February 1, 2014) by the end of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 14, 2013		INFORMATICA CORPORATION

	By:	/s/ EARL E. FRY
Earl E. Fry
Chief Financial Officer, Chief Administration Officer and EVP, Global Customer Support and Services